EXHIBIT 99.1

Alliqua’s CEO Issues Midyear Corporate Update for Shareholders

LANGHORNE, PA – July 30, 2013 – David Johnson, CEO of Alliqua, Inc. (OTCQB: ALQA) (“Alliqua” or “the Company”), has issued the following letter to shareholders:

Dear Shareholders,

I am happy to issue this midyear letter in the midst of several exciting developments at the Company.

First, I am pleased to report that we are quite encouraged about our Q2 sales. For the second quarter ending on June 30, 2013, Alliqua Inc. reported revenue of $499,000, a 93% increase over the second quarter of 2012, and a 28% increase over the first quarter of 2013. This revenue growth was largely the result of a renewed focus on our contract manufacturing business, both from existing and new customers.  While we are pleased with this performance in contract manufacturing, we recognize that the second quarter also benefitted somewhat from accelerated customer orders. We look forward to expanding revenue from our proprietary products in wound care beginning in the current quarter.

Second, as was announced earlier this month, we recently completed a capital raise that was led by our Board and management, both demonstrating our commitment to Alliqua and our confidence in its future. With this capital raise, our balance sheet became much stronger, with cash reserves of $1.9M and negligible long-term debt at the end of the second quarter of 2013.

Now let me give you a progress report on recent developments and our plans moving forward. I will comment on our five key objectives:

1) Building a World-Class Team
The path toward success starts with having the right team in place, and part of our focus since I took over the helm at Alliqua has been putting that team in place. I could not be happier about the small team of world-class professionals we have brought into the Company. Lori Toner, Chief Marketing Officer, comes to Alliqua after a distinguished career at Convatec Inc. (“Convatec”). Lori held a number of sales and marketing positions at Convatec before becoming the Head of Convatec’s Global Wound Marketing Team. She brings to us great experience in both launching successful products into the market, together with outstanding strategic relationships. Brad Barton joined us in May 2013 as Alliqua Biomedical, Inc.’s Chief Operating Officer, again after a distinguished career at Convatec. Brad’s most recent position as President of the Americas market drove the sales and distribution of Convatec’s wound business in the U.S. and we expect him to help our team replicate this success with Alliqua. Finally, Dr. Phil Forman, our EVP of Clinical Affairs, has enjoyed a tremendous background as an international expert and practitioner in the area of wound care. He founded the Centers for Wound Healing, a private group of wound care clinics that was sold in 2010. Together with James Sapirstein, as announced in my previous update, this group of professionals makes up a world-class team rarely seen in a company of our size.

2) Commercializing Our Proprietary Wound Care Products
Now that our products have received marketing clearance, the next step is establishing a strong distribution network. Under Brad Barton’s stewardship, we continue to build our network of distributors and independent sales agents around the country. We are making good strides in this area, and will keep our shareholders informed of the progress we are achieving. This network is important to us, as it gives us an opportunity to create awareness around the hydrogel products we have in Hydress® and Silverseal®, as we look to significantly ramp our proprietary product sales heading into 2014. As mentioned in our recent press release, our clinical trial results to date for foot and ankle surgery are very exciting, as they clearly demonstrate the clinical benefits of our products. We are very optimistic about this market since superior products, coupled with a strong distribution network, are the key ingredients to building strong sustainable revenue growth. We believe the seeds we are planting today will enable us to reap rewards for many years to come.

3) Expanding Our Wound Care Portfolio of Products and Technologies
As we have discussed in the past, our vision remains to build a diversified wound care company, building a suite of technological solutions that will allow wound care practitioners to solve the challenges that are presented to them in both chronic and acute wounds. We have been encouraged about the discussions that we have had with potential strategic partners to enhance our portfolio, and will continue to report on our progress.

4) Building the Value Proposition and Proof of Principle of Our Hydrogel Technology for Topical and Transdermal Drug Delivery
Our plan to leverage our hydrogel technology as an effective drug delivery mechanism continues to be developed in parallel with our wound care initiatives. In fact, last week we announced  the launch of a proof of principle study to demonstrate the effectiveness of lidocaine in a hydrogel patch. The results of this study will be announced once they are available. We are very excited about the possibility of entering into this large and growing marketplace.

5) Optimizing Our Hepalife Intellectual Property
As we have communicated previously, we are committed to finding a strategic partner to help us maximize the value of our Hepalife technology and will continue to keep you updated on our progress.

Conclusion

While we are encouraged about our progress over the past six months, a lot of work remains. With a strong team in place, a rejuvenated contract manufacturing business, an expanding sales and distribution network in our wound care business, the potential of expanding our wound care portfolio and a value proposition being developed around drug delivery, we are excited about the Company’s future.

Critical Milestones planned for the second half of 2013 are as follows:

1) Generate early sales in our proprietary wound care products
2) Sign agreements with three additional partners to sell and market our products in the U.S.
3) Add one additional strategic partner to expand our portfolio of wound care technologies through licensing or distribution agreements
4) Demonstrate the proof of principle in our lidocaine study around topical drug delivery with hydrogel

As our company grows and meets its objectives, we remain committed to communicating word of our progress to all of our stakeholders. To meet the growing demand for accurate and timely information, we recently launched a new website. For those of you who have seen our old site, I know you will agree that the new site offers a more effective way to communicate to all of our stakeholders: our customers, our strategic partners and our shareholders. The site will continue to evolve into a world-class communication vehicle.

I once again thank you for being a supporter of Alliqua, Inc., and hope you find this update and transparency into the Company valuable.

Dave Johnson
Chief Executive Officer

About Alliqua, Inc.

Alliqua, Inc. (ALQA) ("Alliqua") is a biopharmaceutical company focused on the development, manufacturing, and distribution of proprietary transdermal wound care and drug delivery technologies. Alliqua's technology platform produces hydrogels, a 3-dimensional cross-linked network of water soluble polymers capable of numerous chemical configurations.

Alliqua currently markets its new line of 510(k) FDA-approved hydrogel products for wound care under the SilverSeal® brand. Alliqua's electron beam production process, located at its 16,000 square foot GMP manufacturing facility in Langhorne, PA, allows Alliqua to develop and custom manufacture a wide variety of hydrogels. Alliqua's hydrogels can be customized for various transdermal applications to address market opportunities in the treatment of wounds as well as the delivery of numerous drugs or other agents for pharmaceutical and cosmetic industries. Additionally, Alliqua's drug delivery platform, in combination with certain active pharmaceutical ingredients, can provide pharmaceutical companies with a transdermal technology to enhance patient compliance and potentially extend the patent life of valuable drug franchises.

For additional information, please visit http://www.alliqua.com. To receive future press releases via email, please visit http://ir.stockpr.com/alliqua/email-alerts.

Any statements contained in this press release regarding our ongoing research and development and the results attained by us to-date have not been evaluated by the Food and Drug Administration.

Legal Notice Regarding Forward-Looking Statements

This release contains forward-looking statements. Forward-looking statements are generally identifiable by the use of words like "may," "will," "should," "could," "expect," "anticipate," "estimate," "believe," "intend," or "project" or the negative of these words or other variations on these words or comparable terminology. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties outside of the our control that can make such statements untrue, including, but not limited to, inadequate capital, adverse economic conditions, intense competition, lack of meaningful research results, entry of new competitors and products, adverse federal, state and local government regulation, termination of contracts or agreements, technological obsolescence of our products, technical problems with our research and products, price increases for supplies and components, inability to carry out research, development and commercialization plans, loss or retirement of key executives and research scientists and other specific risks. We currently have no commercial products intended to diagnose, treat, prevent or cure any disease. The statements contained in this press release regarding our ongoing research and development and the results attained by us to-date have not been evaluated by the Food and Drug Administration. There can be no assurance that further research and development, and/or whether clinical trial results, if any, will validate and support the results of our preliminary research and studies. Further, there can be no assurance that the necessary regulatory approvals will be obtained or that we will be able to develop new products on the basis of our technologies. In addition, other factors that could cause actual results to differ materially are discussed in our Annual Report on Form 10-K/A filed with the SEC on May 16, 2013, and our most recent Form 10-Q filings with the SEC. Investors and security holders are urged to read these documents free of charge on the SEC's web site at www.sec.gov. We undertake no obligation to publicly update or revise our forward-looking statements as a result of new information, future events or otherwise.

Contacts for Alliqua, Inc.
Steven Berger
Chief Financial Officer
+1-646-218-1450
info@alliqua.com